EXHIBIT 99-B.8.56

                               FORM OF
                    AMENDMENT TO ING PARTNERS, INC.
                   SHAREHOLDERS SERVICING AGREEMENT
                          SERVICE CLASS SHARES

     This Amendment is dated as of the ____ day of ____, 200__ by and between ING Partners, Inc. effective (the "Fund"), ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the "Agreement");

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule A with the Schedule A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY

By:                                       By:
       -------------------------                --------------------------------
Name:  James M. Hennessy                  Name: Laurie M. Tillinghast
       -------------------------                --------------------------------
Title: President                                Title:    Vice President
       -------------------------                --------------------------------

                          AMENDED SCHEDULE A

      Service Class shares of the following ING Partners, Inc. portfolios:



                                                                 Annual Rate

  ING Alger Growth Portfolio                                             %
  ING Alger Aggressive Growth Portfolio                                  %
  ING Alger Capital Appreciation Portfolio                               %
  ING American Century Small Cap Value Portfolio                         %
  ING Baron Small Cap Growth Portfolio                                   %
  ING DSI Enhanced Index Portfolio                                       %
  ING Goldman Sachs(R) Capital Growth Portfolio*                         %
  ING Goldman Sachs(R) Core Equity Portfolio*                            %
  ING JPMorgan Fleming International Portfolio                           %
  ING JPMorgan Mid Cap Value Portfolio                                   %
  ING MFS Capital Opportunities Portfolio                                %
  ING MFS Global Growth Portfolio                                        %
  ING MFS Research Equity Portfolio                                      %
  ING OpCap Balanced Value Portfolio                                     %
  ING PIMCO Total Return Portfolio                                       %
  ING Salomon Brothers Aggressive Growth Portfolio                       %
  ING American Century Large Cap Value Portfolio (formerly
      ING Salomon Brothers Investors Value Portfolio)                    %
  ING Salomon Brothers Fundamental Value Portfolio                       %
  ING T. Rowe Price Growth Equity Portfolio                              %
  ING UBS Tactical Asset Allocation Portfolio                            %
  ING Van Kampen Comstock Portfolio                                      %
  ING Van Kampen Equity and Income Portfolio                             %
  ING Solution 2015 Portfolio                                            %
  ING Solution 2025 Portfolio                                            %
  ING Solution 2035 Portfolio                                            %
  ING Solution 2045 Portfolio                                            %
  ING Solution Income Portfolio                                          %
  ING American Century Select Portfolio                                  %
  ING Baron Small Cap Portfolio                                          %
  ING Legg Mason Value Portfolio                                         %
  ING Marsico Growth Portfolio                                           %
  ING Oppenheimer Global Portfolio                                       %

__________________

*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.